Exhibit 10.2

BFC FINANCIAL CORPORATION
NOTICE OF GRANT OF «TYPE» STOCK OPTION

BFC Financial Corporation (“BFC”) hereby grants to the person named below (“Optionee”) a Stock Option (“Option”), for and with respect to common stock of BFC Financial Corporation (“Common Stock”), subject to the following terms and conditions:

Name of Optionee:	«Name»

Number of Shares Subject to Option:	«Granted_»

Option Price Per Share:	«Price»

Date of Grant:	«DOG»

1.	Grant of Option; Consideration. Subject to the provisions set forth herein and the terms and conditions of the BFC Financial Corporation’s Stock Option Plan (the “Plan”), a copy of which is attached hereto and the terms of which are hereby incorporated by reference, and in consideration of the Optionee’s service to BFC, BFC hereby grants to Optionee a «Type» Option, i.e., an option «Not» intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended, to purchase from BFC the number of shares of Common Stock at the Option Price per share listed above and according to the schedule set forth below.

The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Florida Law. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of Shares of Common Stock, such Shares will not be accepted as payment unless the Optionee has held such Shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes.

2.	Term of Option. Subject to the terms and conditions set forth herein and the Plan, the term of the Option granted hereunder shall be ten years. Notwithstanding the foregoing, the unexercised portion of any Option granted hereunder shall terminate sooner than ten years upon the occurrence of the events listed at Plan Section 10, including without limitation termination of the Optionee’s employment with BFC except under certain circumstances, the Optionee’s death or disability (as defined in the Plan) and the placement of certain prohibitions on BFC’s or Optionee’s activities by regulatory authorities.

3.	Exercise Schedule. The Option granted hereunder shall become vested and exercisable according to the following schedule:

Exercise Period
Number of Shares	Commencement	Expiration
Subject to Option	Date	Date
«Shares1»	«Comm1»	«Expiry1»

Notwithstanding the foregoing, the right to exercise the options shall be governed by the dates provided at Plan Section 10, including without limitation the date of the Optionee’s death or disability (as defined in the Plan) and the date of termination of the Optionee’s employment with BFC if such termination occurs under certain circumstances described in the Plan.

4.	Transferability Of Options. During an Optionee’s lifetime, an Option may be exercisable only by the Optionee and an Option granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Board of Directors may grant Nonqualified Stock Options that permit an Optionee to transfer such Options to any of the following: (1) a spouse or lineal descendant of the Optionee; (2) a trust established primarily for the benefit of the Optionee and/or a spouse or lineal descendant of said Optionee; or (3) any charitable organization exempt from income tax under Section 501(c)(3) of the Code (collectively, the “Transferee”). Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

5.	Cancellation; Change. In the event the Option shall be exercised in whole, this Notice shall be surrendered to BFC for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Notice shall be delivered by Optionee to BFC for the purpose of making appropriate notation thereon.

6.	Florida Law Governs. The Option and this Notice shall be construed, administered and governed in all respects under and by the laws of the State of Florida.

BFC FINANCIAL CORPORATION
BY:
Alan B. Levan
Chief Executive Officer

     The undersigned hereby accepts the foregoing Option and the terms and conditions therefor.

Optionee

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